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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01,
333-71004-02, 333-84418, 333-84418-01, 333-84418-02 and 333-103922 on Form S-3
of TXU Corp. and Registration Statements Nos. 333-32833, 333-32837, 333-32843, 333-45657, 333-46671, 333-79627 as amended by Post Effective Amendment No. 1 thereto, 333-93183, 333-62014, 333-86640, 333-92260 and 333-105133 on Form S-8
of TXU Corp. of our report dated February 14, 2003, except for Note 2 and
Note 19, as to which the date is September 22, 2003 (which includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards Nos. 142 and 145 as described in Note 2 of the Notes to the Financial Statements and the discontinuance of European operations as described in Note 3 of the Notes to the Financial Statements), appearing in TXU Corp.'s Current Report on Form 8-K for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP

Dallas, Texas
September 22, 2003